EXHIBIT 11.01

                            INTEGRATED SYSTEMS, INC.

                     COMPUTATION OF NET INCOME PER SHARE (1)
                (Amounts in thousands, except per share amounts)


                                                  Year Ended February 28,
                                                  -----------------------
                                                1995       1996         1997
                                                ----       ----         ----
Primary:

Net income                                    $ 6,490     $ 5,283     $ 7,254
                                              =======     =======     =======
Reconciliation of weighted
    number of shares outstanding to amount
    used in net income per share
    computation:
Weighted average number of common
   shares outstanding                          19,318      20,962      22,437
Dilutive effect of options                        646       1,126       1,071
                                              -------     -------     -------
                                               19,964      22,088      23,508
                                              =======     =======     =======
Net income per share                          $  0.33     $  0.24     $  0.31
                                              =======     =======     =======
Fully Diluted:

Net income                                    $ 6,490     $ 5,283     $ 7,254
                                              =======     =======     =======
Reconciliation of weighted
    number of shares outstanding
    to amount used in net income
    per share computation:
Weighted average number of common
   shares outstanding                          19,318      20,962      22,437
Dilutive effect of options                        936       1,130       1,105
                                              -------     -------     -------
                                               20,254      22,092      23,542
                                              =======     =======     =======
Net income per share                          $  0.32     $  0.24     $  0.31
                                              =======     =======     =======

(1) See Note 1 of Notes to Consolidated Financial Statements.


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